Exhibit 10(t)

                          LEASE AMENDMENT AGREEMENT
                          -------------------------

      This Lease Amendment Agreement made as of the 29th day of April, 1991, by GBD/Odyssey Limited Partnership (also known as GBD/Odyssey Associates Limited Partnership), a Massachusetts limited partnership whose address is One Washington Street -Suite 204, Wellesley, Massachusetts 02181 (hereafter called "Lessor") and Westerbeke Corporation, a Delaware corporation with offices at 41 Ledin Drive, Avon, Massachusetts 02322 (hereafter called "Lessee"),

                                 WITNESSETH:
                                 -----------

      WHEREAS, pursuant to the terms of the Commercial Lease, a photocopy of which is annexed hereto, (hereafter called the "Lease"), Lessor leased to Lessee approximately 15,680 square feet of building space (hereafter called the "Leased Premises") located at 40 Robbie Road, Avon, Massachusetts, with the term commencing on or about January 1, 1988 and expiring on December 31, 1989; and

      WHEREAS, pursuant to the provisions of Section 29 of the Lease, the Lease was extended for a two year period commencing on January 1, 1990 and expiring on December 21, 1991; and

      WHEREAS, Lessee and Lessor have negotiated in good faith an extension of the Lease term on terms and conditions different than those provided for in the Lease, all as set forth hereinafter.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Lessor and Lessee hereby amend the Lease, effective as of the date first written above as follows:

      1. Term. The original term of the Lease contained in Section 3 of the Lease shall be amended to be a term of seven (7) years commencing on January 1, 1988 and expiring on December 31, 1994. Notwithstanding the foregoing, Lessee shall have the right to terminate the Lease with six months prior notice provided that (i) such notice is provided in writing,
(ii) such notice shall not be given to Lessor prior to January 1, 1993,
(iii) a check for Eighteen Thousand ($18,000) Dollars, as additional rent in consideration only of Lessee's exercising such right to terminate, shall be included with such notice, (iv) the Lessee is not in default beyond any applicable grace period in the performance of any material obligation of Lessee under the Lease as of the date of Lessee's notice to Lessor and (v) the Lessee shall faithfully continue to fulfill all of its obligations under the Lease after such notice including the payment of any rent or additional rent as the same may become due prior to the early termination of the Lease.

      2. Annual Rent. Section 4 shall be deleted in its entirety and the following clause shall be substituted in its place: "Lessee shall pay to Lessor rent at the rate of Seventy-four Thousand Four Hundred Eighty Dollars ($74,480) per year for the first five years of the term, paid on the first of the month in advance in monthly installments at the rate of Six Thousand Two Hundred Sixty Dollars and Sixty-Seven Cents ($6260.67). Lessee shall pay to Lessor rent at the rate of Seventy-six Thousand Eight Hundred Thirty-two Dollars ($76,832) per year during the sixth year of the Lease Term, paid on the first of the month in advance in monthly installments at the rate of Six Thousand Four Hundred Two Dollars and Sixty-Seven Cents ($6402.67). Lessee shall pay to Lessor rent at the rate of Eighty Thousand Seven Hundred Fifty-Two Dollars ($80,752.00) per year during the seventh year of the term, paid on the first of the month in advance in monthly installments at the rate of Six Thousand Seven Hundred Twenty-nine Dollars and Thirty Four Cents ($6729.34). The rent and other sums payable by Lessee hereunder shall be paid without notice or demand, and without abatement, deduction, setoff, reduction or suspension, except as expressly provided in this lease."

      3. Option to Extend. The entire Section 29 of the Lease shall be deleted in its entirety.

      4. Nondisturbance of Lessee. Section 14 of the Lease shall be amended by adding the following at the end thereof:

      As a condition of Lessee's delivering such a subordination instrument as contemplated in the preceding sentence, Lessor shall deliver to Lessee a nondisturbance and attornment agreement (a "Nondisturbance Agreement") executed by Lessee and any party (a "Mortgagee') holding a mortgage, deed of trust, any other instrument in the nature of a mortgage or any instrument effecting an assignment of rents and/or leases (each, a "Security Instrument") covering any portion of the Leased Premises, and (a) with respect to any Security Instrument which affects the Leased Premises as of March 31, 1991, Lessor shall use its best efforts to deliver to Lessee a Nondisturbance agreement and (b) with respect to any Security Instrument which affects the Leased Premises after March 31, 1991, Lessor shall deliver to Lessee a Nondisturbance Agreement at the request of the Lessee. Such Nondisturbance Agreement shall provide (a) that in the event of an entry by the Mortgagee pursuant to its Security Instrument, a foreclosure of the Security Instrument, the Mortgagee's taking possession of any portion of any portion of the Leased Premises by deed in lieu of the Mortgagee's exercising its rights under the Security Instrument, or the exercise by the Mortgagee of any of its rights under the Mortgage, (i) the Mortgagee shall not disturb Lessee's right of possession of the Leased Premises under the terms of this Lease so long as Lessee is not in default beyond any applicable grace period in the performance of its obligations under this Lease, and (ii) Lessee will attorn to and recognize the Mortgagee and any successor in interest to the Mortgagee, including any purchaser at foreclosure, as its landlord under this Lease for the remainder of the term of this Lease (as the same may be modified by the terms of this Lease) upon the same terms and conditions as are set forth in this Lease and Lessee will pay and perform all of its obligations as tenant pursuant to this lease, and (b) such other terms and conditions as the Mortgagee or Lessee shall reasonably request.

      5. No Defaults. Each of Lessor and Lessee agrees that, as of the date hereof, the Lease is in full force and effect, that, to the best of its knowledge, no default by the other party exists, and that the Lessee has paid to Lessor all amounts of rent, additional rent and other sums payable to Lessor by Lessee which are due and payable under the Lease.

      6. Miscellaneous. (a) The Lease is hereby amended so that each and every reference therein to the Lease shall be deemed to refer to the Lease as amended hereby. (b) Except as modified herein, all terms and conditions of the Lease shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment Agreement as of the date first written above.


LANDLORD:                              TENANT:
GBD/ODYSSEY                            WESTERBEKE CORPORATION
LIMITED PARTNERSHIP

By Its General Partner, Odyssey
Associates Limited Partnership


BY:  /s/ Christopher Collins           BY:  /s/ Stephen Hocheiser
      Christopher Collins              Stephen Hocheiser
      General Partner

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